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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            SARATOGA RESOURCES, INC.
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             (Exact name of registrant as specified in its charter)


            Delaware                                     76-0453392
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(State of incorporation or organization)     (I.R.S Employer Identification No.)


301 Congress Avenue - Suite 1550, Austin, TX               78701
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  (Address of principal executive offices)               (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this Form relates:
(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                  Name of each exchange on which
         to be so registered                   Each class is to be registered

         Common Stock                         American Stock Exchange
         $0.001 par value

Securities to be registered pursuant to Section 12(g) of the Act:

                                     (None)
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                                (Title of class)



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Item 1. Description of Registrant's Securities to be Registered.
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         The description of the Registrant's Common Stock included under the caption "Description of Securities" set forth in the Proxy Statement/Prospectus dated July 30, 1999, included in the Registration Statement on Form S-4 (Registration No. 333-78501), of the Registrant filed with the Securities and Exchange Commission, declared effective July 30, 1999, and as further amended from time to time (the "Registration Statement"), is incorporated herein by reference.

Item 2. Exhibits.
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         1. Certificate of Incorporation of the Registrant. Incorporated by
reference to Exhibit No. 3.1 to the Form 10-KSB filed February 3, 1995.

         2. Form of Certificate of Amendment of Certificate of Incorporation. Incorporated by reference to Exhibit 3.2 to the Registration Statement (and Annex B to the proxy statement prospectus contained in the Registration Statement).

         3. Bylaws of the Registrant. Incorporated by reference to Exhibit 3.2 to the Form 10-QSB filed November 13, 1996.

         4. Registration Statement*




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         * Included with the copy of this Registration Statement on Form 8-A filed with the American Stock Exchange, but not being filed with or incorporated by reference in, the copies of this Registration Statement on Form 8-A filed with the Securities and Exchange Commission.

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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                              SARATOGA RESOURCES, INC.


Dated: August 5, 1999                      By: /s/ Thomas F. Cooke
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                                                 Thomas F. Cooke, President